                                                                    EXHIBIT 10.4


                          OMNIS TECHNOLOGY CORPORATION
                         COMMON STOCK PURCHASE AGREEMENT



        This Agreement is made as of March 31, 1999 ("Effective Date") among OMNIS TECHNOLOGY CORPORATION, a Delaware corporation (the "Company"), and PHILIP AND DEBRA BARRETT CHARITABLE REMAINDER TRUST (the "Purchaser").

        In consideration of the mutual promises and representations and warranties of the parties hereto and other good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

        1. AUTHORIZATION AND SALE OF COMMON STOCK.

               (a) Authorization. The Company will authorize the sale and issuance of up to Seven Million Six Hundred Thousand (7,600,000) shares (the "Shares") of its Common Stock, $0.10 par value ("Common"), having the rights, privileges and preferences as set forth in the Restated Certificate of Incorporation of the Company (the "Certificate") in the form attached to this Agreement as Exhibit A.

               (b) Sale of Common. Subject to the terms and conditions hereof, the Company will issue and sell to Purchaser and Purchaser will buy from the Company 1,650,000 Shares at a price of $0.25 per share for an aggregate purchase price of $412,500.

               (c) Additional Sale of Common. Contemporaneously herewith and subject to the same terms and conditions, the Company will issue and sell to each of the persons and entities ("Additional Purchasers") listed on the Schedule of Purchasers attached hereto as Exhibit B and the Additional Purchasers will buy from the Company, the total number of shares of Common specified opposite such Purchaser's name in column 2 of Exhibit B, at the aggregate purchase price set forth in column 3 of Exhibit B, representing a price of Twenty-Five Cents ($0.25) per share.

        2. CLOSING DATES; DELIVERY.

               (a) Closing Date. The closing of the purchase and sale of the Common hereunder shall be held at the offices of Landels Ripley & Diamond, LLP, 350 The Embarcadero, Suite 600, San Francisco, California 94105 at 10 a.m. local time on March 31, 1999 (the "Closing") or as soon thereafter as the conditions to Closing set forth in paragraphs 5 and 6 have been satisfied or waived or at such other time and place upon which the Company and the Purchasers shall agree (the date of the Closing is hereinafter referred to as the "Closing Date").

               (b) Delivery. At the Closing, the Company shall deliver to Purchaser a duly executed stock certificate or certificates evidencing the Shares registered in such Purchaser's name as set forth above, representing the number of Shares designated in paragraph 1(b) to be purchased by such Purchaser, against payment of the purchase price therefor, by check payable to the Company or wire transfer pursuant to the Company's instructions.

        3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

               (a) Organization and Standing. The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has the requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted.

               (b) Corporate Power. The Company will have at the Closing Date all requisite legal and corporate power and authority to execute and deliver this Agreement, to sell and issue the Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement.

               (c) Capitalization. The authorized capital stock of the Company consists of Twenty Million (20,000,000) shares of Common Stock, of which approximately 2,080,495 shares are issued and outstanding prior to closing, and Three Hundred Thousand (300,000) shares of Series A Convertible Preferred Stock ("Preferred"), none of which is issued and outstanding prior to the Closing; provided however that all of Preferred shall be issued to Astoria Capital Partners, LP ("Astoria") and shall be outstanding following the Closing pursuant to a separate stock purchase agreement with Astoria. The outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. The Preferred shall have the rights, preferences, privileges and restrictions set forth in the Certificate Of Designations of Series A Convertible Preferred Stock of Omnis Technology Corporation substantially in the form attached hereto and made a part hereof of Exhibit C ("Certificate of Designations"), which shall be filed with the Delaware Secretary of State prior to the Closing Date and shall be subject to the further action of the Board of Directors and Preferred shareholders of the Company in accordance with Section 151 of the Delaware General Corporation Law. The Company will reserve Five Hundred Thousand (500,000) shares of Common Stock for issuance upon conversion of the Preferred pursuant to the terms of such Certificate of Designations, and the Company has also reserved 1,281,199 shares of Common Stock for issuance to employees, consultants or directors under stock plans or arrangements approved by the Board of Directors of the Company prior to the Effective Date, of which approximately 325,000 shares of Common Stock are subject to stock options or warrants or other rights granted under such plans as of the Effective Date.

               (d) Authorization. This Agreement, when executed and delivered by the Company, will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, such enforceability being subject only to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable and will have the rights, preferences and privileges described in the Restated Certificate of Incorporation of the Company; and the Shares shall be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the holders thereof through no action of the Company; provided however that the Shares will be subject to restrictions on transfer under state and/or federal securities laws.

               (e) Subsidiaries. The Company owns all outstanding capital stock of Omnis Software, Inc., a California corporation, Omnis Holdings Limited, a corporation organized under the laws of England, Omnis Software Limited, a corporation organized under the laws of England, Omnis Holdings UK, a corporation organized under the laws of England and Omnis Software GmbH, a corporation organized under the laws of Germany.

               (f) Financial Statements. The Company has delivered to each Purchaser its audited balance sheet and statement of operations for the period ended March 31, 1998 and its combined unaudited balance sheet and statement of operations for the period ended December 31, 1998 (collectively the "Financial Statements"). The Financial Statements are complete and correct in all material respects and accurately set out and describe the financial condition and operating results of the Company as of the dates, and during the periods, indicated therein.

               (g)    Reports.

                      (i) The Company has delivered to each Purchaser its Annual Report on Form 10-K for the year ended March 31, 1998 and its Quarterly Reports on Form 10-Q for the quarters ended June 30, 1998, September 30, 1998 and December 31, 1998 as filed with the Securities and Exchange Commission ("SEC"). Such reports have been duly filed, were in substantial compliance with the requirements of their respective report forms, were complete and correct in all material respects as of the dates for which the information was furnished, and contained (as of such dates) no untrue statement of a material fact nor omitted to state a material fact necessary in order to make the statements made therein in light of the circumstances in which made not misleading. Since the date of the latest of such reports, there has not been any material adverse change in the condition (financial or otherwise) or results of operations of the Company.

               (h) No Conflict. The execution and delivery of the Agreement and the consummation of the transactions contemplated hereby will not conflict with any provision of the Restated Certificate of Incorporation or Bylaws of the Company or any legally enforceable contract or agreement between the Company and any third person or entity; and the Company is not a party to any outstanding agreement which obligation or agreement is inconsistent with this Agreement.

               (i) Full Disclosure. The representations and warranties of the Company contained in this Agreement do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein or therein in light of the circumstances under which they were made not misleading.

        4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

        The Purchaser hereby represents and warrants to the Company with respect to its purchase of the Shares as follows:

               (a) Experience. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.

               (b) Access to Information. Purchaser has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that Purchaser reasonably considers important in making the decision to purchase the Shares and Purchaser has had ample opportunity to ask questions of the Company's representatives concerning such matters and this investment.

               (c) Investment. Purchaser is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with the view to or for resale in connection with any distribution thereof. Purchaser understands that the Shares have not been, and may not be, registered under the Securities Act of 1933 by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends in part upon the bona fide nature of the investment intent and the accuracy of such Purchaser's representations as expressed herein. No other person will have any direct or indirect beneficial interest in or right to any of the Shares. Purchaser further acknowledges and understands that any investment in the Company is inherently speculative and subject to material financial risks and that its entire investment in the Company could be lost.

               (d) Rule 144. Purchaser acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act of 1933 or unless an exemption from such registration is available. Purchaser is aware of the provisions of

Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including the requirement that the Shares be held for a minimum of one year and in certain cases two years, after they have been purchased and paid for within the meaning of Rule 144.

               (e) Authority. Purchaser has all right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and this Agreement, once executed by the Company and Purchaser, will constitute the legally binding valid obligations of Purchaser enforceable in accordance with its terms, such enforceability being subject only to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

               (f) Access to Data. Purchaser has had an opportunity to discuss the business, management and financial affairs and prospects of the Company and its subsidiaries with the Company's management and has had the opportunity to review the United States facilities of the Company and its subsidiaries. Purchaser acknowledges and understands that such discussions, as well as any written information issued by the Company, were intended to describe certain material aspects of its business and prospects but were not a thorough or exhaustive description.

               (g) Reports. Purchaser has received and reviewed the Company's Annual Report on Form 10-K for the year ended March 31, 1998 and the Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, 1998, September 30, 1998, and December 31, 1998 filed with the SEC.

               (h) No Conflict. The execution and delivery of the Agreement and the consummation of the transactions contemplated hereby will not conflict with any legally enforceable contract or agreement between Purchaser and any third person or entity; and Purchaser is not a party to any outstanding agreement which obligation or agreement is inconsistent with this Agreement.

               (i) Full Disclosure. The representations and warranties of Purchaser contained in this Agreement do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein or therein in light of the circumstances under which they were made not misleading.

               (j) Brokers or Finders. The Company has not incurred and will not incur, directly or indirectly, as a result of any action taken by Purchaser or its representative or agent, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or the transactions contemplated hereby. Purchaser agrees to fully indemnify and defend and hold harmless the Company from and against all liabilities incurred by Purchaser or any related party with respect to claims related to investment banking or finders fees or similar claims in connection with the transactions contemplated by this Agreement, and all costs and expenses (including reasonable fees of counsel) of investigating and defending such claims.

        5. PURCHASER'S CONDITIONS TO CLOSING. The Purchasers' obligations to purchase the Shares at the Closing are subject to the fulfillment of the following conditions, the waiver of which shall not be effective against Purchaser who does not consent in writing thereto:

               (a) Representations and Warranties Correct. The representations and warranties made by the Company in Section 3 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

               (b) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

               (c) Certificate of Amendment. The Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware authorizing the issuance of the Preferred Shares.

               (d) Minimum Investment. The Company at the Closing shall sell 1,650,000 Shares having an aggregate purchase price of not less than $412,500.

               (e) Agreement with Astoria. The Company shall have reached a definitive agreement with Astoria Capital regarding the restructuring of the Astoria Indebtedness.

        6. COMPANY'S CONDITIONS TO CLOSING. The Company's obligation to sell and issue the Shares of the Closing Date is, at the option of the Company, subject to the fulfillment as of the Closing Date of the following conditions:

               (a) Representations. The representations made by the Purchasers in Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

               (b) Legal Matters. All material matters of a legal nature which pertain to this Agreement, and the transactions contemplated hereby, shall have been reasonably approved by counsel to the Company.

               (c) Minimum Investment. The Purchasers at the Closing shall purchase 1,650,000 Shares having an aggregate purchase price of not less than $412,500.

        7. USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Shares primarily for working capital and for payment of amounts owed by the Company, and as otherwise determined by the management of the Company for corporate purposes.

        8. RESTRICTIVE LEGEND. Each certificate representing (i) the Shares and
(ii) any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall include a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

        THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION THEREFROM AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

        9. MISCELLANEOUS.

               (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed within the State of California, and without reference to the principles of conflicts of law. All disputes arising under this Agreement shall be brought in the Superior Court of the State of California in San Mateo or San Francisco Counties or the Federal Court for the Northern District of California, and such courts shall have exclusive jurisdiction over disputes under this Agreement. Each of the parties expressly consents to jurisdiction and venue in the state and federal courts located in the State of California, San Mateo or San Francisco Counties, for all purposes of this Agreement or any dispute or controversy hereunder.

               (b) Successors and Assigns. Purchaser shall not have any right to assign or transfer this Agreement or any of its rights or obligations hereunder to any third person or entity without the prior written consent of the Company. Except as limited by the foregoing, the provisions hereof shall inure to the benefit of and be binding upon the respective officers, directors, shareholders, affiliates, partners, members, agents, representatives, successors, assigns, heirs, devisees, spouses, executors and administrators of each of the parties hereto.

               (c) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof ;and any prior or contemporaneous agreements, promises, understandings, covenants, conditions, representations or warranties of any kind or nature with regard to said subject matter not expressly set forth herein, whether written or oral or express or implied, shall be superseded and of no force or effect. Any modification or amendment or waiver of this Agreement must be in writing and signed by both parties to be valid.

               (d) Notices, Etc. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be delivered (i) by personal delivery, (ii) by a nationally recognized overnight air courier service, (iii) by deposit in the United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (iv) by telefacsimile, using facsimile equipment providing written confirmation of receipt at the receiving facsimile number, addressed: (x) if to Purchaser, at such Purchaser's address or telefacsimile number set forth on the signature page hereof, or at such other address or number as Purchaser shall have furnished to the Company in writing for such purpose, or (y) if to the Company, at its address or telefacsimile number set forth on the signature page hereof, to the attention of the President of the Company, or at such other address or number as the Company shall have furnished in writing to Purchaser for such purpose.

               (e) Counterparts. This Agreement may be executed in two or more counterparts, each of which may be executed by less than all of the parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

               (f) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

               (g) Interpretation. The titles and section headings set forth in this Agreement are for convenience only. When the context requires, the plural shall include the singular and the singular the plural, and any gender shall include all other genders. No provision of this Agreement shall be interpreted or construed against any party because such party or its counsel was the drafter thereof.

               (h) Attorney's Fees. In the event suit is brought to enforce or interpret any part of this Agreement or any of the rights or obligations of any party hereunder, the prevailing party shall be entitled to recover as an element of such party's costs of suit, and not as damages, reasonable attorneys' fees and expenses, court costs and expert witness fees and costs.

               (i) Survival of Representations and Warranties. The representations and warranties of the parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing; provided however, that such representations and warranties need only be accurate as of the date of such execution and delivery and as of the Closing.

               (j) Expenses. The Company and each Purchaser shall bear its own expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

        IN WITNESS WHEREOF, the parties hereto have entered into and executed this Common Stock Purchase Agreement as of the date first above written.



OMNIS TECHNOLOGY CORPORATION,
a Delaware Corporation


By:  /s/ PHILIP BARRETT
    ------------------------------------
    Philip Barrett
    Chairman of the Board
    981 Industrial Road, Building B
    San Carlos, California  94070

PURCHASER



PHILIP AND DEBRA BARRETT CHARITABLE REMAINDER TRUST

By:     /s/ PHILIP BARRETT
        -----------------------------------
        Philip Barrett, Trustee

By:     /s/ DEBRA J. BARRETT
        -----------------------------------
        Debra J. Barrett, Trustee

        Address and Fax Number:

        -----------------------------------

        -----------------------------------

        -----------------------------------

        (         )
         ---------  ------------------------

                                    EXHIBIT A

                      RESTATED CERTIFICATE OF INCORPORATION

                                    EXHIBIT B

                               LIST OF PURCHASERS


                                       Number of
Purchaser                            Common Shares             Aggregate Purchase Price
---------                            -------------             ------------------------
Rockport Group                          1,420,000                     $  355,000


Additional Purchasers

Astoria Capital Partners, LP            1,000,000                     $  250,000

RCJ Capital Partners, LP                  850,000                     $  212,500

Barrett Charitable
Remainder Trust                         1,650,000                     $  412,500

Gwyneth Gibbs                              80,000                     $   20,000
                                      -----------                     ----------


TOTALS*:                                5,000,000                     $1,250,000
                                        ---------                     ----------



* - In addition, 2,543, 344 Shares of Common Stock of the Company are being issued to Astoria Capital Partners, L.P. in consideration for the cancellation of the indebtedness of the Company currently held by the Company in favor of Astoria Capital Partners, L.P.

                                    EXHIBIT C

                           CERTIFICATE OF DESIGNATIONS
                      SERIES A CONVERTIBLE PREFERRED STOCK